UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 24, 2014 (June 18, 2014)

MEMORIAL RESOURCE DEVELOPMENT CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36490	46-4710769
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 McKinney, Suite 2100 Houston, Texas	77010
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 588-8300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 18, 2014, Memorial Resource Development Corp., a Delaware corporation (the “Company”), completed its initial public offering (the “Offering”) of 49,220,000 shares of common stock, par value $0.01 per share, at a price to the public of $19.00 per share pursuant to a Registration Statement on Form S-1, as amended (File No. 333-195062) (the “Registration Statement”), initially filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), on April 4, 2014, including a prospectus (the “Prospectus”) filed with the Commission on June 16, 2014 pursuant to Rule 424(b). The Company sold 21,500,000 shares of its common stock, and the selling stockholder named in the Prospectus sold 27,720,000 shares of the Company’s common stock. The Company did not receive any proceeds from the sale of the shares by the selling stockholder.

Credit Agreement

On June 18, 2014, in connection with the closing of the Offering, the Company entered into a Credit Agreement (the “Credit Agreement”) by and among the Company, as borrower, Bank of America, N.A., as administrative agent for the lenders party thereto (the “Administrative Agent”), Citibank, N.A., as syndication agent for the lenders party thereto, JPMorgan Chase Bank, N.A., BMO Harris Bank, N.A., Comerica Bank, Credit Agricole Corporate and Investment Bank, Natixis, Union Bank, N.A. and Wells Fargo Bank, National Association, as co-documentation agents for the lenders party thereto, and the other lenders party thereto (together, the “Lenders”).

The Credit Agreement is a five-year, $2.0 billion senior secured revolving credit facility with an initial borrowing base of $725 million. The borrowing base is subject to redetermination on a semi-annual basis based on an engineering report with respect to the estimated oil, NGL and natural gas reserves of the Company and its subsidiaries, which will take into account the prevailing oil, NGL and natural gas prices at such time, as adjusted for the impact of commodity derivative contracts. Unanimous approval by the Lenders is required for any increase to the borrowing base.

Borrowings under the Credit Agreement are secured by liens on substantially all of the Company’s properties, but in any event, not less than 80% of the total value of the Company’s oil and natural gas properties and all other property purported to be pledged as collateral. Additionally, borrowings under the Credit Agreement bear interest, at the Company’s option, at either (i) the greatest of (x) the prime rate as determined by the Administrative Agent, (y) the federal funds effective rate plus 0.50% and (z) the one-month adjusted LIBO Rate plus 1.0% (adjusted upwards, if necessary to the next 1/100th of 1%), in each case plus a margin that varies from 0.5% to 1.5% per annum according to the total commitment usage (which is the ratio of outstanding borrowings and letters of credit to the borrowing base then in effect) or (ii) the applicable LIBO Rate plus a margin that varies from 1.5% to 2.5% per annum according to the total commitment usage. The unused portion of the borrowing base will be subject to a commitment fee that varies from 0.375% to 0.50% per annum according to the total commitment usage.

The Credit Agreement requires the Company to maintain a ratio of Consolidated EBITDAX to Consolidated Net Interest Expense (as each term is defined in the Credit Agreement) of not less than 2.5 to 1.0, and a ratio of consolidated current assets to consolidated current liabilities, each as determined under the Credit Agreement, of not less than 1.0 to 1.0.

Additionally, the Credit Agreement contains various covenants and restrictive provisions that, among other things, limit the ability of the Company to incur additional debt, guarantees or liens; consolidate, merge or transfer all or substantially all of its assets; make certain investments, acquisitions or other restricted payments; modify certain material agreements; engage in certain types of transactions with affiliates; dispose of assets; incur commodity hedges exceeding a certain percentage of production; and prepay certain indebtedness.

Events of default under the Credit Agreement include, but are not limited to, the failure to make payments when due, breach of any covenants continuing beyond the cure period, default under any other material debt, change in management or change of control, bankruptcy or other insolvency event and certain material adverse effects on the business of the Company.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Voting Agreement

In connection with the closing of the Offering on June 18, 2014, the Company entered into a Voting Agreement (the “Voting Agreement”) with the stockholders of the Company named therein. The terms of the Voting Agreement are substantially the same as the terms set forth in the form of such agreement previously filed as Exhibit 10.3 to the Registration Statement and as described therein.

Pursuant to the Voting Agreement, each of the other stockholders agreed, among other things, to vote all of his respective shares as directed by MRD Holdco LLC, a Delaware limited liability company (“MRD Holdco”). The Voting Agreement prohibits the transfer of any shares by the former management members of WildHorse Resources, LLC, a Delaware limited liability company (“WHR”), until after the termination of the Services Agreement described below. Further, so long as the Services Agreement is in effect, the former management members of WHR will have the right to appoint two board observers, Anthony Bahr and Jay Graham, to attend all meetings of the Company’s board of directors (the “Board”) in a non-voting, observer capacity. The Voting Agreement also provides MRD Holdco with the right to designate a certain number of nominees to the Board, subject to the limitations and conditions set forth therein, including the ownership of a specified percentage of the outstanding shares of common stock. The Voting Agreement requires the Company and the stockholders party thereto to take all necessary actions, to the fullest extent permitted by applicable law, including voting their shares, to cause the election of the nominees designated by MRD Holdco. In addition, the Voting Agreement provides that for so long as MRD Holdco has the right to designate two directors to the Board, the Company will cause any committee of the Board to include in its membership at least one director designated by MRD Holdco, except to the extent that such membership would violate applicable securities laws or stock exchange rules.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Voting Agreement, which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Services Agreement

In connection with the closing of the Offering on June 18, 2014, the Company, WHR and WildHorse Resources Management Company, LLC, a Delaware limited liability company (“WHR Management Company”), entered into a Services Agreement (the “Services Agreement”) pursuant to which WHR Management Company agreed to provide for twelve months certain services necessary to manage certain operations of the Company’s business in exchange for a monthly management fee. WHR Management Company may only terminate the Services Agreement by providing 90-days prior written notice to the Company after the six-month anniversary of the date of the Service Agreement, and the Company may terminate the Services Agreement at any time by providing written notice to WHR Management Company. The terms of the Services Agreement are substantially the same as the terms set forth in the form of such agreement previously filed as Exhibit 10.5 to the Registration Statement and as described therein.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Services Agreement, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Registration Rights Agreement

In connection with the closing of the Offering on June 18, 2014, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the stockholders of the Company named therein (and including their permitted transferees, the “Holders”). The terms of the Registration Rights Agreement are substantially the same as the terms set forth in the form of such agreement previously filed as Exhibit 10.4 to the Registration Statement and as described therein.

Pursuant to the Registration Rights Agreement, at any time after 180 days after the closing of the Offering, subject to the limitations set forth therein, certain of the Holders have the right to require the Company by written notice to prepare and file a registration statement registering the offer and sale of a number of their shares. Generally, within five business days following the receipt of such request, the Company is required to provide notice of the request to all other Holders, who may participate in the registration. The Company is required to use all commercially reasonable efforts to maintain the effectiveness of any such registration statement until all shares covered by such registration statement have been sold. Subject to certain exceptions, the Company is not obligated to effect such a registration within 90 days after the closing of any underwritten offering of shares. The Company is also not obligated to effect any registration in which the anticipated aggregate offering price included in such offering is less than $50 million.

In addition, pursuant to the Registration Rights Agreement, certain of the Holders have the right to require the Company, subject to certain limitations set forth therein, to effect a distribution of any or all of their shares by means of an underwritten offering. Further, subject to certain exceptions, if at any time the Company proposes to register an offering of common stock or conduct an underwritten offering, whether or not for its account, then the Company must notify the Holders of such proposal at least five business days before the anticipated filing date or commencement of the underwritten offering, as applicable, to allow them to include a specified number of their shares in that registration statement or underwritten offering, as applicable.

These registration rights are subject to certain conditions and limitations, including the right of the underwriters to limit the number of shares to be included in a registration or offering and the Company’s right to delay or withdraw a registration statement under certain circumstances. The Company will generally pay all registration expenses in connection with its obligations under the Registration Rights Agreement, regardless of whether a registration statement is filed or becomes effective.

The obligations to register shares under the Registration Rights Agreement will terminate when no registrable securities remain outstanding. Registrable securities under the Registration Rights Agreement means all shares that were owned by the Holders as of June 18, 2014 other than shares (i) sold pursuant to an effective registration statement under the Securities Act, (ii) sold in a transaction pursuant to Rule 144 under the Securities Act, or (iii) that have ceased to be outstanding.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, the full text of which is attached as Exhibit 10.4 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Contribution Agreements

The description of the Contribution Agreements is provided under Item 2.01 of this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference. Copies of the Contribution Agreements are attached as Exhibit 10.5 and Exhibit 10.6 to this Current Report on Form 8-K and are incorporated herein by reference.

Agreement and Plan of Merger

The description of the Agreement and Plan of Merger is provided under Item 2.01 of this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference. A copy of the Agreement and Plan of Merger is attached as Exhibit 10.7 to this Current Report on Form 8-K and is incorporated herein by reference.

Purchase Agreement and Assignment

The description of the Purchase Agreement and Assignment is provided under Item 2.01 of this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference. A copy of the Purchase Agreement and Assignment is attached as Exhibit 10.8 to this Current Report on Form 8-K and is incorporated herein by reference.

Indemnification Agreements

In connection with the closing of the Offering, the Company entered into Indemnification Agreements (“Indemnification Agreements”) with each of the executive officers and directors of the Company. These Indemnification Agreements require the Company to indemnify these individuals to the fullest extent permitted under Delaware law against liability that may arise by reason of their service to the Company, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

The terms of the Indemnification Agreements are substantially the same as the terms set forth in the form of such agreement previously filed as Exhibit 10.8 to the Registration Statement and as described therein. The foregoing description is not complete and is qualified in its entirety by reference to the full text of the form of Indemnification Agreement, which is attached as Exhibit 10.9 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Omnibus Agreement

At the effective time of the Merger Agreement described under Item 2.01 of this Current Report on Form 8-K, the Company, through MRD Operating LLC, a Delaware limited liability company (“MRD Operating”), will succeed to all of the duties and obligations of Memorial Resource Development LLC, a Delaware limited liability company (“MRD LLC”), under that certain Omnibus Agreement, dated as of December 14, 2011, by and among Memorial Production Partners LP, a Delaware limited partnership (“MEMP”), Memorial Production Partners GP LLC, a Delaware limited liability company, and MRD LLC (the “Omnibus Agreement”). Pursuant to the Omnibus Agreement, MEMP is required to reimburse the Company for all expenses incurred by the Company (or payments made on MEMP’s behalf) in conjunction with the Company’s provision of general and administrative services to MEMP, including, but not limited to, public company expenses and an allocated portion of the salary and benefits of the executive officers of MEMP’s general partner and the Company’s other employees who perform services for MEMP or on MEMP’s behalf. MEMP is also obligated to reimburse us for insurance coverage expenses the Company incurs with respect to MEMP’s business and operations and with respect to director and officer liability coverage for the officers and directors of MEMP’s general partner. Pursuant to the Omnibus Agreement, the Company will indemnify MEMP’s general partner and MEMP against (i) title defects and (ii) income taxes attributable to pre-closing ownership or operation of the assets contributed to MEMP in connection with MEMP’s initial public offering, including any income tax liabilities related to such contribution occurring on or prior to the closing of MEMP’s initial public offering.

The Company’s indemnification obligation will survive until December 2014 with respect to title defects and (ii) for sixty days after the expiration of the applicable statute of limitations with respect to income taxes. All title claims are subject to a $25,000 per claim de minimis exception and an aggregate $2,000,000 deductible.

Pursuant to the Omnibus Agreement, MEMP must indemnify the Company for any liabilities incurred by the Company attributable to the operating and administrative services provided to MEMP under the Omnibus Agreement, other than liabilities resulting from the Company’s bad faith, fraud, gross negligence or willful misconduct. In addition, the Company must indemnify MEMP for any liability MEMP incurs as a result of the Company’s bad faith or willful misconduct in providing operating and administrative services under the Omnibus Agreement. The Company may terminate the Omnibus Agreement in the event that the Company ceases to be an affiliate of MEMP and may also terminate the Omnibus Agreement in the event of MEMP’s material breach of the agreement, including failure to pay amounts due thereunder in accordance with its terms.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Omnibus Agreement, which is filed as Exhibit 10.12 to this Current Report on Form 8-K and incorporated herein by reference.

Relationships

As more fully described in the Prospectus, the Company has 192,500,000 shares outstanding. MRD Holdco, which is controlled by a board of managers consisting of Messrs. Kenneth A. Hersh, John A. Weinzierl, Scott A. Gieselman and Tony R. Weber, owns 100,945,677 shares. Anthony Bahr and Jay Graham, parties to the Voting Agreement and minority owners of WHR Management Company, each own 14,802,953 shares. In addition, the Company owns the general partner of MEMP, which owns 50% of MEMP’s incentive distribution rights.

As a result of the relationships disclosed above, certain individuals, including officers and directors of the Company, serve as officers and/or directors of more than one of such other entities.

Item 2.01. Completion of Acquisition or Disposition of Assets.

Contribution Agreements

On June 18, 2014, in connection with closing of the Offering, the Company consummated the following agreements and transactions:

•	a Contribution Agreement (the “MRD LLC Contribution Agreement”) by and among MRD LLC, MRD Holdco, and the Company pursuant to which MRD LLC contributed a 100% membership interest in Black Diamond Minerals, LLC, a Delaware limited liability company, a 100% membership interest in Classic Hydrocarbons GP Co., L.L.C., a Texas limited liability company, a 99.5866% limited partner interest in Classic Hydrocarbons Holdings, L.P., a Texas limited partnership, a 99.886% membership interest in WHR, a 100% membership interest in MRD Operating, 100 shares (100% of the outstanding) of Memorial Resource Finance Corp., a Delaware corporation, a 100% membership interest in Memorial Production Partners GP LLC, a Delaware limited liability company, and a 100% membership interest in Beta Operating Company, LLC, a Delaware limited liability company, to the Company in exchange for 128,665,677 shares of the Company’s common stock and contemporaneous with such exchange, MRD LLC distributed all of such shares to MRD Holdco; and

•	a Contribution Agreement (the “WHR Contribution Agreement” and, together with the MRD LLC Contribution Agreement, the “Contribution Agreements”) by and among the Company and certain former management members of WHR pursuant to which such former management members contributed all of their right, title and interest to and in certain membership interests in WHR to the Company in exchange for 42,334,323 shares and $30,000,000 in cash.

As noted in Item 1.01 above, the Company has certain relationships with certain parties to the Contribution Agreements. The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Contribution Agreements, which are filed as Exhibit 10.5 and Exhibit 10.6, respectively, to this Current Report on Form 8-K and incorporated into this Item 2.01 by reference.

Agreement and Plan of Merger

On June 18, 2014, MRD LLC and MRD Operating entered into that certain Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which MRD LLC agreed to merge with and into MRD Operating. The effective time of such merger will be the date that the certificate of merger is filed with the Delaware Secretary of State. After the occurrence of such merger, the separate existence of MRD LLC will cease and MRD Operating will continue as the surviving entity under the laws of the State of Delaware.

The terms of the Merger Agreement are substantially the same as the terms set forth in the form of such agreement previously filed as Exhibit 10.15 to the Registration Statement and as described therein. The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 10.7 to this Current Report on Form 8-K and incorporated into this Item 2.01 by reference.

Purchase Agreement and Assignment

On June 18, 2014, pursuant to the terms of that certain Purchase Agreement and Assignment (the “Purchase Agreement”) by and between WHR and WildHorse Resources II, LLC, a Delaware limited liability company (“WHR II”), WHR sold to WHR II all right, title and interest in and to WHR’s interest in WHR Management Company for approximately $0.2 million in cash.

The terms of the Purchase Agreement are substantially the same as the terms set forth in the form of such agreement previously filed as Exhibit 10.16 to the Registration Statement and as described therein. The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 10.8 to this Current Report on Form 8-K and incorporated herein by reference.

Relationships

As noted in Item 1.01 above, the Company has certain relationships with certain parties to the Contribution Agreements, Merger Agreement and the Purchase Agreement. The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Contribution Agreements, Merger Agreement and the Purchase Agreement, which are filed as Exhibits 10.5, 10.6, 10.7 and 10.8, respectively, to this Current Report on Form 8-K and incorporated into this Item 2.01 by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Credit Agreement provided above under Item 1.01 of this Current Report on Form 8-K is incorporated in this Item 2.03 by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The description in Item 2.01 above of the issuances of equity securities by the Company on June 18, 2014, in connection with the consummation of the transactions contemplated by the Contribution Agreements, is incorporated in this Item 3.02 by reference. The foregoing transactions were undertaken in reliance upon the exemption from the registration requirements of the Securities Act by Section 4(a)(2) thereof. The Company believes that exemptions other than the foregoing exemption may exist for these transactions.

Item 3.03. Material Modification to Rights of Security Holders.

The information provided in Item 1.01 hereto under the headings “Voting Agreement” and “Registration Rights Agreement” is incorporated by reference into this Item 3.03.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)	Appointment of Directors

On June 10, 2014, Messrs. Robert A. Innamorati and Pat Wood, III and Ms. Carol L. O’Neill were appointed to the Board, to be effective on June 12, 2014 in connection with the Registration Statement’s effective date.

There are no family relationships between Messrs. Innamorati and Wood or Ms. O’Neill that would require disclosure pursuant to Item 401(d) of Regulation S-K. There are no arrangements or understandings between Messrs. Innamorati and Wood or Ms. O’Neill and any other persons pursuant to which Messrs. Innamorati and Wood or Ms. O’Neill were selected as directors.

As described in Item 1.01 hereto, in connection with their appointment to the Board, the Company entered into Indemnification Agreements with each of Messrs. Innamorati and Wood and Ms. O’Neill. The descriptions of the Indemnification Agreements provided under Item 1.01 are incorporated in this Item 5.02 by reference. In connection with their appointment to the Board, Messrs. Innamorati and Wood and Ms. O’Neill were granted awards under the Company’s 2014 Long-Term Incentive Plan (the “LTIP”) consistent with the Company’s non-employee director compensation policy.

(e)	Indemnification Agreements

The information provided in Item 1.01 of this Current Report on Form 8-K under the heading “Indemnification Agreements” is incorporated by reference into this Item 5.02.

Change in Control Agreements

In connection with the closing of the Offering, the Company entered into Change in Control Agreements (“Change in Control Agreements”) with each of the executive officers of the Company. These Change in Control Agreements require the Company to provide certain compensation and benefits to such officers if such officer’s employment is terminated on account of a “qualifying termination” (as defined in the Change in Control Agreement).

The terms of the Change in Control Agreements are substantially the same as the terms set forth in the form of such agreement previously filed as Exhibit 10.7 to the Registration Statement and as described therein. The foregoing description is not complete and is qualified in its entirety by reference to the full text of the form of Change in Control Agreement, which is attached as Exhibit 10.10 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Issuance of Restricted Stock

In connection with the closing of the Offering on June 18, 2014, the Board made the following grants of restricted shares to its executive officers pursuant to the LTIP: (1) John Weinzierl, the Company’s Chief Executive Officer, 184,211 shares; (2) William J. Scarff, the Company’s President, 131,579 shares; (3) Andrew J. Cozby, the Company’s Vice President and Chief Financial Officer, 97,368 shares; (4) Larry R. Forney, the Company’s Vice President and Chief Operating Officer, 97,368 shares; (5) Kyle N. Roane, the Company’s Vice President, General Counsel and Corporate Secretary, 89,474 shares; (6) Gregory M. Robbins, the Company’s Vice President, Corporate Development, 89,474 shares; and (7) Dennis G. Venghaus, the Company’s Chief Accounting Officer, 39,474 shares.

The grants to Messrs. Weinzierl, Scarff, Cozby, Forney, Roane, Robbins and Venghaus were made pursuant to a Restricted Stock Agreement, a form of which was previously filed with the Company’s Registration Statement on Form S-8, filed with the Commission on June 18, 2014 (the “Form S-8”), and will vest pro-rata over a four year period.

The terms of the Restricted Stock Agreements are substantially the same as the terms set forth in the form of such agreement previously filed as Exhibit 4.6 to the Form S-8. The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Form of Restricted Stock Agreement. A copy of the Form of Restricted Stock Agreement is filed as Exhibit 10.11 to this Current Report on Form 8-K and is incorporated in this Item 5.02 by reference.

Item 7.01. Regulation FD Disclosure.

On June 18, 2014, the Company announced that it had closed the Offering described in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information in Item 7.01 of this Current Report on Form 8-K, including the attached Exhibit 99.1, is being “furnished” pursuant to General Instruction B.2 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and is not incorporated by reference into any Company filing, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless specifically identified therein as being incorporated therein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Credit Agreement by and among Memorial Resource Development Corp., as the Borrower, the Lenders party thereto, Bank of America, N.A., as Administrative Agent and Collateral Agent, and the other parties party thereto, dated as of June 18, 2014

10.2	Voting Agreement among Memorial Resource Development Corp., MRD Holdco LLC and certain former management members of WildHorse Resources, LLC, dated as of June 18, 2014

10.3	Services Agreement among Memorial Resource Development Corp., WildHorse Resources, LLC and WildHorse Resources Management Company, LLC, dated as of June 18, 2014

10.4	Registration Rights Agreement among Memorial Resource Development Corp. and certain stockholders, dated as of June 18, 2014

10.5	Contribution Agreement among Memorial Resource Development LLC, MRD Holdco LLC and Memorial Resource Development Corp., dated as of June 18, 2014

10.6	Contribution Agreement among the former management members of WildHorse Resources, LLC party thereto and Memorial Resource Development Corp., dated as of June 18, 2014

10.7	Agreement and Plan of Merger merging Memorial Resource Development LLC with and into MRD Operating LLC, dated as of June 18, 2014

10.8	Purchase Agreement and Assignment between WildHorse Resources, LLC and WildHorse Resources II, LLC, dated as of June 18, 2014

10.9†	Form of Indemnification Agreement between Memorial Resource Development Corp. and each of the officers and directors thereof

10.10†	Form of Change in Control Agreement

10.11†	Form of Restricted Stock Agreement

10.12	Omnibus Agreement, dated as of December 14, 2011, by and among Memorial Production Partners LP, Memorial Production Partners GP LLC and Memorial Resource Development LLC (incorporated by reference to Exhibit 10.1 to Memorial Production Partners LP’s Form 8-K (File No. 001-35364) filed on December 15, 2011)

99.1	Press Release dated June 18, 2014

†	Compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEMORIAL RESOURCE DEVELOPMENT CORP.

Date: June 24, 2014	By:	/s/ Kyle N. Roane
Kyle N. Roane
Vice President, General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Credit Agreement by and among Memorial Resource Development Corp., as the Borrower, the Lenders party thereto, Bank of America, N.A., as Administrative Agent and Collateral Agent, and the other parties party thereto, dated as of June 18, 2014

10.2	Voting Agreement among Memorial Resource Development Corp., MRD Holdco LLC and certain former management members of WildHorse Resources, LLC, dated as of June 18, 2014

10.3	Services Agreement among Memorial Resource Development Corp., WildHorse Resources, LLC and WildHorse Resources Management Company, LLC, dated as of June 18, 2014

10.4	Registration Rights Agreement among Memorial Resource Development Corp. and certain stockholders, dated as of June 18, 2014

10.5	Contribution Agreement among Memorial Resource Development LLC, MRD Holdco LLC and Memorial Resource Development Corp., dated as of June 18, 2014

10.6	Contribution Agreement among the former management members of WildHorse Resources, LLC party thereto and Memorial Resource Development Corp., dated as of June 18, 2014

10.7	Agreement and Plan of Merger merging Memorial Resource Development LLC with and into MRD Operating LLC, dated as of June 18, 2014

10.8	Purchase Agreement and Assignment between WildHorse Resources, LLC and WildHorse Resources II, LLC, dated as of June 18, 2014

10.9†	Form of Indemnification Agreement between Memorial Resource Development Corp. and each of the officers and directors thereof

10.10†	Form of Change in Control Agreement

10.11†	Form of Restricted Stock Agreement

10.12	Omnibus Agreement, dated as of December 14, 2011, by and among Memorial Production Partners LP, Memorial Production Partners GP LLC and Memorial Resource Development LLC (incorporated by reference to Exhibit 10.1 to Memorial Production Partners LP’s Form 8-K (File No. 001-35364) filed on December 15, 2011)

99.1	Press Release dated June 18, 2014

†	Compensatory plan or arrangement.